INDEX
                            TO BY-LAWS OF
                           S&T BANCORP, INC.

ARTICLE I - MEETINGS OF SHAREHOLDERS

   Section 101.  Place of Meetings
   Section 102.  Annual Meetings
   Section 103.  Special Meetings
   Section 104.  Conduct of Shareholders' Meetings

ARTICLE II - DIRECTORS AND BOARD MEETINGS

   Section 201.  Management by Board of Directors
   Section 202.  Nomination for Directors
   Section 203.  Directors Must be Shareholders
   Section 204.  Eligibility and Mandatory Retirement
   Section 205.  Number of Directors
   Section 206.  Classification of Directors
   Section 207.  Vacancies
   Section 208.  Resignations
   Section 209.  Compensation of Directors
   Section 210.  Regular Meetings
   Section 211.  Special Meetings
   Section 212.  Chairman of the Board
   Section 213.  Vice Chairman of the Board
   Section 214.  Reports and Records

ARTICLE III - COMMITTEES

   Section 301.  Committees
   Section 302.  Executive Committee
   Section 303.  Audit Committee
   Section 304.  Appointment of Committee Members
   Section 305.  Organization and Proceedings

ARTICLE IV - OFFICERS

   Section 401.  Officers
   Section 402.  President
   Section 403.  Vice President
   Section 404.  Secretary
   Section 405.  Treasurer
   Section 406.  Assistant Officers
   Section 407.  General Powers

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Index to S&T Bancorp, Inc. By-Laws

ARTICLE V - INDEMNIFICATION

   Section 501.  Indemnification
   Section 502.  Insurance and Fund for Payment of Expenses
   Section 503.  Advancement of Expenses

ARTICLE VI - SHARES OF CAPITAL STOCK

   Section 601.  Authority to Sign Share Certificates
   Section 602.  Lost or Destroyed Certicates

ARTICLE VII - GENERAL

   Section 701.  Fiscal Year
   Section 702.  Record Date
   Section 703.  Absentee Participation in Meetings
   Section 704.  Emergency By-Laws
   Section 705.  Severability

ARTICLE VIII - AMENDMENT OR REPEAL

   Section 801.  Amendment or Repeal by the Board of Directors

ARTICLE IX - PENNSYLVANIA BUSINESS CORPORATION LAW AMENDMENT

   Section 901.  Applicability of Certain Provisions of the
                 Pennsylvania Business Corporation Law

Page

                              BYLAWS
                                OF
                          S&T BANCORP, INC.

These By-Laws are supplemental to the Pennsylvania Banking Code and other applicable provisions of law, as the same shall from time to time be in effect.

ARTICLE I. MEETINGS OF SHAREHOLDERS.

   Section 101. Place of Meetings. All meetings of the shareholders shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors from time to time.

   A written or printed notice of every such meeting shall be mailed, charges prepaid, at least ten days before the date of the meeting, (a) in the case of an individual, to his last known residence or place of business,
(b) in the case of an unincorporated association, or a corporation organized under the laws of the Commonwealth of Pennsylvania, to its principle office, and (c) in the case of a corporation incorporated under the laws of some other state, to its registered office in Pennsylvania, or if there is no registered office in Pennsylvania, to its home office in the State of its incorporation or in any other State.

   Section 102. Annual Meetings. The annual meeting of the shareholders for the election of Directors and the transacton of such other business as may properly come before the meeting shall be held on such day, at such hour, and at such place, consistent with applicable laws, as the Board shall from time to time designate or as may be designated at any notice from the Secretary calling the meeting. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable law.

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   Section 103.  Special Meetings.  Special meetings of the shareholders may be called at any time by the Board of Directors, the President or by the shareholders entitled to cast at least one-fifth (1/5) of the vote which all shareholders are entitled to cast at the particular meeting.
A written or printed notice for every special meeting, specifying the purpose and time and place thereof, shall be mailed by the Secretary to the share-holders of record, in the manner provided in Section I of this Article, at least ten (10) days before the date of such meeting.

   Section 104. Conduct of Shareholders' Meeting. The Chairman of the Board, a Vice Chairman, the President, or such other appropriate officer, shall preside at all shareholders' meetings. The Officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. Unless the Officer presiding over the shareholders' meeting otherwise requires, shareholders need not vote by ballot on any question.

ARTICLE II. DIRECTORS AND BOARD MEETINGS.

   Section 201. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulations, the Article of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders.

   Section 202. Nomination for Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or by any holder or holders of any outstanding class of shares of the Corporation entitled to vote for the election of directors. Nominations for directors to be elected at an annual meeting of shareholders, other than those made by the Board of Directors or authorized Committee thereof, must be submitted to the Secretary of the Corporation in writing not earlier than the close of business on the 120th day, nor later than the close of business on the 60th day, immediately preceding the date of the meeting. Such notification shall contain the following information: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that are registered in the name of each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the Corporation owned by the notifying shareholders and (f) such other information regarding the proposed nominee as would be required to be included in a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended (or any successor provision or statue), if proxies were solicited in connection with such proposed nominee's election. Nominations not made in accordance herewith may, in his or her discretion, be disregarded by the Presiding Officer of the meeting, and upon his or her instruction, the vote tellers may disregard all votes cast for each such nominee. In the event the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of capital stock of the Corporation shall be counted if at least one nomination for that person complies herewith.


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   Section 203.  Directors Must be Shareholders.  Every Director must be a shareholder of the Corporation and shall own in his/her own right the number of shares (if any) required by law in order to qualify as such Director. Any Director shall forthwith cease to be a Director when he/ she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such Director vacated.

   Section 204. Eligibility and Mandatory Retirement. Commencing with the annual meeting of the shareholders in 1983, no person shall be eligible to be newly elected or appointed as a Director after he/she shall have attained the age of seventy years on or prior to the date of his/her election. Any Director of this Corporation who attains the age of seventy years shall be retired as of the next Annual Meeting following the attainment of age seventy without any action on his/her part. Upon retirement from the Board of Directors due to age, as described above, said Director may be appointed by the active Board as a Director Emeritus.


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   Section 205.  Number of Directors.  The Board of Directors shall consist of not less than twelve (12) nor more than twenty-five (25) persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors. Notwithstanding anything contained in these By-Laws or in the Certificate of Incorporation of the Corporation to the contrary, either (i) the affirmative vote of at least sixty-six and two-thirds (66 2/3) percent of the outstanding shares of Common Stock entitled to vote generally in the election of directors voting together as a single class, or (ii) the affirmative vote of a majority of the full
Board of Directors shall be required to alter, amend, adopt any provision inconsistent with or repeal this Section 205.

   Section 206. Classification of Directors. The Directors shall be divided into three (3) classes, as equal in number as possible, known as Class 1, Class 2, and Class 3. Each class shall consist of not more than nine (9) Directors. The Directors of each class shall be elected for a term of three (3) years and, after expiration of such terms, their successors shall thereafter be elected every three (3) years for three (3) year terms. Each Director shall serve until his or her successor shall have been elected and shall qualify, even though his or her term of office has herein provided, has otherwise expired, except in the event of his/her earlier death, resignation, removal or disqualification from office. Notwithstanding anything contained in these By-Laws or in the Certificate of Incorporation of the Corporation to the contrary, either (i) the affirmative vote of at least sixty-six and two-thirds (66 2/3) percent of the outstanding shares of Common Stock entitled to vote generally in the election of directors, voting together as a single class, or (ii) the affirmative vote of a majority of the full Board of Directors shall be required to alter, amend, adopt any provision inconsistent with or repeal this Section 206.

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   Section 207.  Vacancies.  Any Director elected to fill a vacancy in the
Board of Directors shall become a member of the same Class of Director in which the vacancy existed unless the vacancy is due to an increase in number of Directors, in which case a majority of the members of the Board of Directors shall designate such directorship as belonging to Class 1, Class 2, or Class 3 so as to maintain the three (3) classes of Directors as equal in number as possible. Notwithstanding anything contained in these By-Laws or in the Certificate of the Corporation to the contrary, either (i) the affirmative vote of at least sixty-six and two-thirds (66 2/3) percent of the outstanding shares of Common Stock entitled to vote generally in the election of directors, voting together as a single class, or (ii) the affirmative vote of a majority of the full Board of Directors shall be required to alter, amend, adopt any provision inconsistent with or repeal this Section 207.

   Section 208. Resignation. Any Director may resign at any time. Such resignations shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

   Section 209. Compensation of Directors. No Director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable annual fee for acting as a Director and a reasonable fee to be paid each Director for his/her services in attending meetings of the Board and meetings of committees appointed by the Board. The Corporation may reimburse Directors for expenses related to their duties as a member of the Board.

   Section 210. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place within the Commonwealth of Pennsylvania as a majority of the directors may from time to time designate, or as may be designated in the notice calling the meeting. The Board of Directors shall meet for reorganizaiton at the first regular meeting following the annual meeting of shareholders at which the Directors are elected. Subsequent regular meetings of the Board of Directors shall be held at a time and place designated by the Board of Directors. At least two days notice of regular meetings shall be given.

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   A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If at the time fixed for the meeting, including the meeting to organize the new Board following the annual meeting of shareholders, a quorum is not present, the Directors in attendance may adjoun the meeting form time to time until a quorum is obtained.

   Except as otherwise provided herein, a majority of those Directors present and voting at any meeting of the Board of Directors, shall decide each matter considered. A director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

   Section 211. Special Meetings. Special meetings of the Board of Directors may be called by the President or at the request of three (3) or more members of the Board of Directors. A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors. Written or printed notice of the time and place of every special meeting, which need not specify the business to be transacted there, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of such meeting excepting the Organizational Meeting following the election of Directors.

   Section 212. Chairman of the Board. The Chairman of the Board, a Vice Chairman, the President, or such other appropriate officer, shall preside at all meetings of the Board of Directors.

   Section 213. Vice Chairman of the Board. The Board of Directors may elect one (1) or more Vice Chairman of the Board as the Board of Directors may from time to time deem advisable. The Vice Chairman of the Board shall have such duties as are prescribed by the Board of Directors.

   Section 214. Reports and Records. The reports of Officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practical, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.


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ARTICLE III. COMMITTEES

   Section 301. Committees. The following two (2) Committees of the Board of Directors shall be established by the Board of Directors in addition to any other Committee the Board of Directors may in its discretion establish: Executive, Audit Committee.

   Section 302. Executive Committee. The Executive Committee shall consist of the President and any three (3) or more Directors. A majority of the members of the Executive Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. Meetings of the Committee may be called at any time by the Chairman, President or Secretary of the Committee, and shall be called whenever two (2) or more members of the Committee so request in writing. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the Board.

   Section 303. Audit Committee. The Audit Committee shall consist of at least three (3) Directors, none of whom shall be Officers of the Corporation. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called when-ever two (2) or more members of the Committee so request in writing. A majority of the members of the Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. The Committee shall supervise the audit of the books of the Corporation and recommend for approval by the Board the services of a reputable Certified Public Accounting firm to examine the affairs of the Corporation.

Page 7

   Section 304. Appointment of Committee Members. The President shall appoint, subject to the approval of the Board of Directors, the members of the Executive and Audit Committees, and the Chairman of such Committee, to serve for the ensuing year. The Board of Directors may appoint, from time to time, other Committees, for such purposes and with such powers as the Board may determine.

   Section 305. Organization and Proceedings. Each Committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other Officers, except Chairman and Vice Chairman, as it may deem necessary. A record of proceedings of all Committees shall be kept by the Secretary of such Committee and filed and presented as provided in Section 214 of these By-Laws.

ARTICLE IV.  OFFICERS

   Section 401. Officers. The Officers of the Corporation shall be a Chairman, one (1) or more Vice Chairman, a President, one (1) or more
Vice presidents, a Secretary, a Treasurer, and such other Officers and Assistant Officers as the Board of Directors may from time to time deem advisable. Except for the President, Secretary, Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. The same individual may hold any two (2) or more offices except both the offices of President and Treasurer. The following
Officers shall be elected by the Board of Directors at the time, in the manner and for such terms as the Board of Directors from time to time shall determine: President, Executive Vice President, Senior Vice President, Adminstrative Vice President, Secretary, and Treasurer. The President may, subject to the change by the Board of Directors, appoint such Officers and Assistant Officers as he/she may deem advisable provided such Officers or Assistant Officers have a title not higher than Vice President, who shall hold office for such periods as the President shall determine.
Any Officer may be removed at any time, with or without cause, and regardless of the term for which such Officers was elected, but without prejudice to any contract right of such Officer. Each Officer shall hold his office for the current year for which he was elected or appointed by the board unless he shall resign, becomes disqualified, or be removed at the pleasure of the Board of Directors.

Page 8

   Section 402. President. The President shall have general supervision of all the departments and business of the Corporation and shall prescribe the duties of the other Officers and Employees and see to the proper performance thereof. The President shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. The President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other Officer or Agent of the Corporation by the Board of Directors or by the President. The President shall be a member of the Board of Directors. In the absence or disability of the Chairman of the Board or his/her refusal to act, a Vice Chairman, the President or other appropriate officer shall preside at meetings of the Board. In general, the President shall perform all the duties and exercise all the powers and authorities incident to such officer or as prescribed by the Board of Directors.

   Section 403. Vice President. The Vice President shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors or the President. In the event of the absence or disability of the President or his/her refusal to act, the Vice President, in the order of their rank, and within the same rank in the order of their authority, shall perform the duties and have the powers and authorities of the President, except to the extent inconsistent with applicable law.

   Section 404. Secretary. The Secretary shall act under the supervision of the President or such other Officers as the President may designate. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of Board of Directors and all meetings of the shareholders and record all proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing Committees when required by these By-Laws or otherwise. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and of the Board of Directors. The Secretary shall keep a seal of the Corporation, and, when authorized by the Board of Directors or the President, cause it to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescibed by the Board of Directors, President, or such other Supervising Officer as the President may designate.

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   Section 405.  Treasurer.  The Treasurer shall act under the supervision of the President, or such other Officer as the President may designate.
The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, President or such other Supervising Officer as the President may designate.

   Section 406. Assistant Officer. Unless otherwise provided by the Board of Directors, each assistant officer shall perform such duties as shall be prescribed by the Board of Directors, the President or the Officer to whom he/she is an Assistant. In the event of the absence or disability of an Officer or his/her refusal to act, his/her Assistant Officer shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such Officer.

   Section 407. General Powers. The Officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.

ARTICLE V. INDEMNIFICATION

   Section 501. Imdemnification. Each person who at any time is or shall have been a director or officer of the Corporation or any of its subsidiaries, or is serving or shall have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his or her heirs, executors and administrators, shall be indemnified by the Corporation in accordance with and to the full extent authorized or permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification or as may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto).

PAGE 10

The foregoing right of indemnification shall constitute a contract between the Corporation and each of such persons and shall not be deemed exclusive of any other rights to which any director, officer, employee, agent or other person may be entitled in any capacity as a matter of law or under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, and shall not be affected adversely by any amendment of these Bylaws wih respect to any action or inaction occurring prior to such amendment. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were directors and officers eligible for indemnification under this section.

   Section 502. Insurance and fund for Payment of Expenses. If authorized by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person to the full extent authorized or permitted by the laws of the Commonwealth of Pennsylvania. The Corporation may create a fund of any nature which may, but need not be, under the control of a trustee, or otherwise may secure in any manner its indemnification and advancement of expenses obligation, whether arising under this Ariticle V or otherwise.

   Section 503. Advancement of Expenses. The right to indemnification provided in Section 501 hereof shall include the right to be paid by the Corporation in advance of final disposition the expenses (including but not limited to attorneys' fees) incurred in defending any action or proceeding for which the Corporation is providing indemnification; provided, however, that if and to the extent the laws of the Commonwealth of Pennsylvania shall require and advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay any amounts advanced if it is ultimately determined that such person is not entitled to indemnification by the Corporation pursuant to these Bylaws or otherwise.

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ARTICLE VI. SHARES OF STOCK.

   Section 601. Authority to Sign Share Certificates. Every share certificate of the Corporation shall be signed by the President and Treasurer or one of the Assistant Treasurers. Certificates may be signed by a facsimile signature of the President and Treasurer or one of the Assistant Treasurers of the Corporation.

   Section 602. Lost or Destroyed Certificates. Any person claiming a share certificiate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been aquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or the President or the Secretary; and (c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Board of Directors, or the President or the Secretary.

ARTICLE VII. GENERAL

   Section 701. Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first
(31st) day of December in each year.

   Section 702. Record Date. The Board of Directors may fix any time whatesoever (whether or not the same is more than fifty (50) days) prior to the date of any meeting of shareholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to exercise the rights in respect to any such change, conversion or exchange of shares.

   Section 703. Absentee Participation in Meetings. One (1) or more Directors may participate in a meeting of the Board of Directors, or of a Committee of the Board, by means of a conference telephone or similar communication equipment, by means of which all persons participating in the meeting can hear each other.

   Section 704. Emergency By-Laws. In the event of any emergency resulting from a nuclear attack or similar disaster, and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of the Bylaws:

   (a) A meeting of the Board of Directors or any of any Committee thereof may be called by any Officer or Director upon one (1) hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

  (b) The Director or Directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and

  (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the Directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

   Section 705. Severability. If any provision of these By-Laws is illegal or unenforceable as such, such illegality or unforceability shall not effect any other provision of these By-Laws and such other provisions shall continue in full force and effect.

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ARTICLE VIII. AMENDMENT OR REPEAL.

   Section 801. Amendment or Repeal by the Board of Directors. These By-Laws may be amended or repealed, in whole or in part, by a majority vote of members of the Board of Direcotrs at any regular or special meeting of the Board duly governed. Notice need not be given of the purpose of the meeting of the Board of Direcotrs at which the amendment is to be considered.

ARTICLE IX. APPLICABILITY OF CERTAIN PROVISIONS OF THE PENNSYVANIA BUSINESS CORPORATION LAW.

   Section 901. 1990 Anti-takeover Amendments. Subchapters G (relating to Control Share Acquisition), H (relating to Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control), I (relating to Severance Compensaion for Employees Terminated Following Certain Control-Share Acquisitions), and J (relating to the status of Labor Contracts following certian Business Combination Transactions) of Chapter 25 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") shall not be applicable to the Corporation.

   Section 511(d), (e), and (f), and Sections 1721(e), (f) and (g) of the BCL shall not be applicable to the Corporation. The Corporation shall be governed by Sections 1721(c) and (d) of the BCL. In adopting this paragraph of this
Section 901, while intending thereby to indicate the importance of all of the shareholders' interest the Board of Directors does not intend to limit its ability to to opose a tender offer, or limit its discretion when considering whether to oppose a tender offer, in accordance with Section 8(A) of the Corporation's Articles of Incorporation or otherwise; nor does it intend to limit the factors and interests which it, committees of the Board, and individual directors may consider in considering the best interests of the Corporation, either as provided in Section 8(A) of the Corporation's Articles of Incorporation or otherwise; nor does it intend to impose limits upon the ability of the Board, committees of the Board and individual directors in considering the best interest of the Corporation or the effects of any action, to consider and to balance and weigh such factors and interest to the extent they deem appropriate, either as provided in Section 8(A) of the Corporation's Articles of Incorporation or otherwise; nor does it intend to limit the discretion of the Board, committees of the Board, or individual directors in exercising the powers vested in the Corporation, including, but not limited to, their ability to take the actions described in Section 8(B) of the Corporations Articles of Incorporation.